UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2008

K-Fed Bancorp
(Exact name of registrant as specified in its charter)

Federal                                                          000-50592                                                  20-0411486
(State or other jurisdiction of incorporation)      (Commission File No.)         (I.R.S. Employer Identification No.)

1359 N. Grand Avenue, Covina, CA                                                                                          91724
    (Address of principal executive offices)                                                                                  (Zip Code)

Registrant's telephone number, including area code:       (626) 339-9663

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition.

On August 15, 2008, K-Fed Bancorp issued a press release disclosing its June 30, 2008 financial results.

A copy of the press release is included as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed filed for any purpose.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1 – K-Fed Bancorp press release dated August 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

K-FED BANCORP

Date: August 15, 2008                                                                                     By: /s/ Kay M. Hoveland
            Kay M. Hoveland
            President and Chief Executive Officer

EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE
For more information contact:
Kay Hoveland, President/CEO
Dustin Luton, Chief Financial Officer
(626) 339-9663

K-FED BANCORP ANNOUNCES YEAR END EARNINGS

Covina, CA – August 15, 2008. K-FED Bancorp (NASDAQ: KFED), the parent company of Kaiser Federal Bank, reported net income of $3.9 million or $0.29 per diluted share for the year ended June 30, 2008 as compared to $4.7 million or $0.34 per diluted share for the same period last year. Net income declined during the year ended June 30, 2008 primarily due to the recognition of $1.3 million in expenses resulting from the cancellation of the stock offering in November 2007 in connection with the proposed second-step conversion of K-Fed Mutual Holding Company. The recognition of these expenses resulted in a decline of 6-cents-per-share in the Company’s diluted earnings per share for the year ended June 30, 2008.

The Bank’s asset quality remains strong despite continued deterioration in the Southern California housing market. The strong asset quality is the result of a traditional residential real estate loan portfolio with uncompromised underwriting standards. In this regard, the Bank has not originated or purchased construction and development loans, teaser option-ARM loans, negative amortizing loans or high LTV loans. Delinquent loans totaled $1.9 million or 0.26% of total loans as compared to $1.3 million or 0.18% of total loans as of June 30, 2007. Further, non-performing assets totaled $2.9 million or 0.35% of total assets as of June 30, 2008 as compared to $1.5 million or 0.18% of total assets as of June 30, 2007. Net charge-offs totaled $538,000 or 0.07% of average loans for the year ended June 30, 2008 as compared to $446,000 or 0.07% of average loans outstanding for the year ended June 30, 2007.

While the increase in delinquencies and non-performing assets is directionally consistent with current market conditions, the resulting ratios are still well below industry averages. Also, despite this increase the Bank has not experienced significant charge-offs. This is primarily due to the strong underwriting standards that require, among other things, a minimum of 20% equity in the underlying properties which provides protection to both the Bank and the borrowers in this difficult environment.

The Bank’s net interest margin increased to 2.45% for the year ended June 30, 2008 from 2.43% for the year ended June 30, 2007. The increase was primarily the result of a shift from lower yielding one-to-four family real estate loans to higher yielding multifamily and commercial real estate loans.

Total assets increased to $849 million at June 30, 2008 from $800 million at June 30, 2007. This increase was primarily due to strong growth in the Bank’s multifamily and commercial real estate portfolios as total loans increased from $702 million at June 30, 2007 to $745 million at June 30, 2008. The Bank will continue to focus in these areas in an effort to diversify its loan portfolio as well as increase its net interest margin.

This release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Certain factors that could cause actual results to differ materially from expected results include delays in completing the offering, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business of K-Fed Bancorp and Kaiser Federal Bank, and changes in the securities markets.

K-FED BANCORP
Selected Financial Tables and Ratios (Unaudited)
June 30, 2008
 (Dollars in thousands, except share data)

Selected Financial Condition Data and Ratios:	June 30 2008	June 30 2007
Total assets	$849,016	$799,625
Gross loans receivable	745,435	701,962
Allowance for loan losses	(3,229)	(2,805)
Cash and cash equivalents	44,315	22,339
Total deposits	495,058	494,128
Federal Home Loan Bank advances	207,019	210,016
State of California time deposits	25,000	—
Total stockholders’ equity	$90,728	$92,317

Asset Quality Ratios:
Equity to total assets	10.69%	11.55%
Delinquent loans to total loans	0.26%	0.18%
Non-performing loans to total loans	0.23%	0.16%
Non-performing assets to total assets	0.35%	0.18%
Net charge-offs to average loans outstanding	0.07%	0.07%
Allowance for loan losses to total loans	0.43%	0.40%
Allowance for loan losses to non-performing loans	186.66%	245.84%

Selected Results of Operations Data and Ratios:	Years Ended June 30
	2008	2007
Interest income	$45,238	$41,166
Interest expense	(25,769)	(23,140)
Net interest income	19,469	18,026
Provision for loan losses	(962)	(529)
Net interest income after provision for loan losses	18,507	17,497
Noninterest income	4,320	4,259
Noninterest expense, excluding stock offering costs	(15,477)	(14,518)
Stock offering costs	(1,279)	—
Income before income tax expense	6,071	7,238
Income tax expense	(2,163)	(2,534)
Net income	$3,908	$4,704
Performance Ratios:
Net income per share – basic	$0.29	$0.35
Net income per share – diluted	$0.29	$0.34
Return on average assets	0.47%	0.61%
Return on average equity	4.21%	5.09%
Net interest margin	2.45%	2.43%
Efficiency ratio (excluding stock offering expenses)	64.98%	65.15%

	At June 30,	At June 30,
Non-accrual loans Data:	2008	2007
Real estate loans:
One- to four-family	$1,583	$1,115
Commercial	—	—
Multi-family	—	—
Other loans:
Automobile	132	19
Home Equity	—	—
Other	15	7
Total	1,730	1,141

Real estate owned and Repossessed assets:
Real estate loans:
One- to four-family	1,045	238
Commercial	—	—
Multi-family	—	—
Other loans:
Automobile	161	74
Home equity	—	—
Other	—	—
Total	1,206	312

Total non-performing assets	$2,936	$1,453

	Loans Delinquent :
Delinquent Loans Data:	60-89 Days		90 Days or More		Total Delinquent Loans
	Number of Loans	Amount	Number of Loans	Amount	Number of Loans	Amount

At June 30, 2008
Real estate loans:
One- to four-family	—	$—	4	$1,583	4	$1,583
Commercial	—	—	—	—	—	—
Multi-family	—	—	—	—	—	—
Other loans:
Automobile	10	159	8	132	18	291
Home equity	—	—	—	—	—	—
Other	22	34	9	15	31	49
Total loans	32	$193	21	$1,730	53	$1,923

At June 30, 2007
Real estate loans:
One- to four-family	—	$—	2	$1,115	2	$1,115
Commercial	—	—	—	—	—	—
Multi-family	—	—	—	—	—	—
Other loans:
Automobile	7	111	2	19	9	130
Home equity	—	—	—	—	—	—
Other	5	8	4	7	9	15
Total loans	12	$119	8	$1,141	20	$1,260